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EXHIBIT 3.1.3

                                                                         1191696
                                                                           FILED
                                                                     OCT 16 1992

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                          SOFTWARE PROFESSIONALS, INC.

       Peter McDonald and Michael Morgan certify that:

       1. They are the president and secretary, respectively, of Software Professionals, Inc.

       2. Article Four of the Articles of Incorporation of this Corporation is amended to read as follows:

       "FOUR: The total number of shares that the Corporation is authorized to issue is Ten Million (10,000,000). Each share outstanding as of the date hereof shall be converted to Twenty-Five (25) shares."

       3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

       4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is Two Hundred Thousand (200,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

       We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Date: 9/1/92

                                             /s/ Peter McDonald
                                             -----------------------------------
                                             Peter McDonald, President


                                             /s/ Michael Morgan
                                             -----------------------------------
                                             Michael Morgan, Secretary